UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2019

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 12, 2019, Kerry Walsh Skelly was elected to the Board of Directors of the Company at a Special Meeting of the Preferred Stockholders of the Company. Ms. Skelly's election filled a vacancy on the Board.

Ms. Skelly, 59, held officer-level positions with Brown-Forman for more than 25 until her retirement in 2018. Her last role with Brown-Forman was as senior vice president of Corporate Affairs-EMEA (Europe-Middle East-Africa), beginning in 2011.

There are no arrangements or understandings between Ms. Skelly and any other person pursuant to which she was elected as a director. There are also no family relationships between Ms. Skelly and any director or executive officers of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

A Special Meeting of the Preferred Stockholders of the Company (the "Special Meeting") was held on September 12, 2019, in Atchison, Kansas. At the Special Meeting, the holders of 297 shares of the Company's Preferred Stock were represented in person or by proxy, constituting a quorum. The election of Kerry Walsh Skelly as a Group B director was submitted to a vote. All 297 shares of Preferred Stock represented at the meeting voted in favor of her election for a term ending at the 2020 Annual Meeting of Stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: September 16, 2019	By:	/s/ Thomas J. Lynn_____________
Thomas J. Lynn, Vice President, General Counsel and Corporate Secretary